Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

             Name                       Jurisdiction of Organization                         Ownership
--------------------------------        ----------------------------           ------------------------------------
       James Monroe Bank                          Virginia                                     100%
James Monroe Statutory
          Trust I                                Connecticut                   100% of the common voting securities
James Monroe Statutory
          Trust II                               Connecticut                   100% of the common voting securities